CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated March 27, 2009 (which expresses an unqualified opinion with respect to the financial statements and includes an explanatory paragraph relating to the Company’s change in its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and to the Company’s change in its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007) relating to the consolidated financial statements and financial statement schedules of Sun Life Assurance Company of Canada (U.S.) appearing in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2008.

Form S-3 Registration Nos.
    333-133684
    333-155716
    333-155797
    333-156303
    333-156304
    333-155791
    333-155793
    333-156308
    333-155726
    333-155792

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 27, 2009